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                                                                    Exhibit 23.2

Form 10-K


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-02736 and 333-40293) of Southern Peru Copper Corporation of our report dated March 10, 2000 relating to the consolidated financial statements for the year ended December 31, 1999, which appears in this Form 10-K.



PricewaterhouseCoopers LLP


Denver, Colorado
March 25, 2002